UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TG Venture Acquisition Corp.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of TG Venture Acquisition Corp.:

This Information Statement is being mailed or furnished to the stockholders of TG Venture Acquisition Corp., a Delaware corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors (the “Board”) by unanimous written consent on March 19, 2024 and the approval of such corporate action by the written consent, dated March 19, 2024, of those stockholders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) holding approximately 73% of the outstanding shares of Common Stock on the record date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect. The Board fixed March 15, 2024, as the record date (“Record Date”) for determining stockholders entitled to receive this notice. Only stockholders of record at the close of business on the Record Date will receive this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,

/s/ Pui Lan Patrick Tsang
Pui Lan Patrick Tsang, Chief Executive Officer

Dated: April 9, 2024

INFORMATION STATEMENT

OF

TG VENTURE ACQUISITION CORP.

1390 Market Street, Suite 200

San Francisco, CA 94102

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

TG VENTURE ACQUISITION CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of TG Venture Acquisition Corp., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on March 19, 2024 and of those stockholders holding approximately 73% of the outstanding shares of Common Stock on the Record Date. On the Record Date, there were 926,170 shares of Class A common stock and 2,889,149 shares of Class B common stock, issued and outstanding. Stockholders holding in the aggregate 2,799,149 votes on such date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about April 9, 2024 and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of Articles of Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on March 19, 2024, the Board of Directors adopted resolutions approving amendments to the Company’s Amended and Restated Certificate of Incorporation to remove Article IX (the “Amendment”), which included most the structural and redemption terms related to the previously anticipated business combination, including the limitation that the Company may not redeem the Class A Common Stock to the extent that such redemption would result in the Company having net tangible assets of less than $5,000,001 and the provision that requires the Company to cease operations, dissolve the Company and redeem all of the shares issued pursuant to the Company’s initial public offering that took place on November 5, 2021 (the “IPO”), if it does not complete an initial Business Combination within 24 months from the closing of the IPO, and proposing that such resolutions be submitted for a vote of the stockholders of the Corporation (the “Board Consent”). On March 19, 2024, the actions taken by the Board of Directors with respect to the Amendment was subsequently adopted by the written consent of approximately 73% of the Company’s stockholders entitled to vote as of the Record Date.

The reasons for, and general effect of, the Amendment is described in “APPROVAL OF THE AMENDMENT”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement, which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about April 9, 2024. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock to amend Article IX and only permit written consent by our Class B shareholders.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of approximately 73% of the voting power of the Company. As of the Record Date, there were 3,815,319 shares of common stock outstanding, of which 926,170 were shares of Class A common stock and 2,889,149 were shares of Class B common stock (collectively, the “TGVC Common Stock”). Each holder of Common Stock is entitled to one vote for each share held by such holder. Accordingly, there were 3,815,319 votes outstanding on the Record Date.

2,799,149 votes or 73.37% of the voting power outstanding on such date, approved the Proposals.

Pursuant to Section 228(e) of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about April 29, 2024.

Beneficial Ownership of Securities

The following table sets forth information regarding the beneficial ownership of shares of TGVC Common Stock, of which there is Class A common stock and Class B common stock issued and outstanding, as of the Record Date, by:

●	each Person known by TGVC to be the beneficial owner of more than 5% of TGVC Common Stock;

●	each of TGVC’s directors and executive officers; and

●	all directors and executive officers of TGVC as a group.

Unless otherwise indicated, TGVC believes that all Persons named in the table have sole voting and investment power with respect to all shares of TGVC Common Stock beneficially owned by them.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a Person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial Ownership Table of TGVC

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding TGVC Common Stock(3)
Directors and Executive Officers:
Pui Lan Patrick Tsang(4)	1,710,816	44.84%
Philip Rettger(5)	0	—
Jason Cheng Yuen Ma	30,000	*
Komal Ahmad	30,000	*
Michael Alexander	30,000	*
All directors and executive officers as a group (5 individuals)	1,800,816	47.20%

5% or More Shareholders:
Tsangs Group Holdings Limited(4)	1,710,816	44.84%
Dragon Active Limited(6)	788,333	20.66%
Phillip Goldstein(7)	500,000	13.11%
Andrew Dakos(7)	500,000	13.11%
Bulldog Investors LLP(8)	309,207	8.10%
Special Opportunities Fund, Inc.(9)	309,207	8.10%
UBS O’Connor LLC(10)	226,579	5.94%
High Income Securities Fund(11)	190,793	5.00%

*	less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals and entities is 1390 Market Street, Suite 200, San Francisco, CA 94102.

(2)	Interests shown consist solely of Class B Common Stock, which are convertible into shares of Class A Common Stock on a one-for-one basis, subject to adjustment, as set forth in our Amended and Restated Certificate of Incorporation.

(3)	The percent of class is based on 3,815,319 total shares of TGVC Common Stock issued and outstanding as of the Record Date.

(4)	Mr. Tsang, the TGVC Chief Executive Officer, is the sole owner, sole director and managing member of Tsangs Group Holdings Limited and therefore holds voting and dispositive control over the securities held by Tsangs Group Holdings Limited. The business address of Tsangs Group Holdings Limited is Room 6801, 68th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong.

(5)	Mr. Rettger owns 80,000 shares, which are held in trust by Dragon Active Limited. Dragon Active Limited holds voting and dispositive control of these shares.

(6)	Chak Kwan Kelvin Liu has voting and dispositive control over the securities held by Dragon Active Limited. The business address of Dragon Active Limited is Flat 11B, Blk 1, Robinson Heights, 8 Robinson Road, Mid-Levels, Central, Hong Kong.

(7)	The Schedule 13D filed by Phillip Goldstein and Andrew Dakos on September 19, 2023 states that as of August 14, 2023, Messrs. Goldstein and Dakos have shared power to vote and dispose of 500,000 shares, which were acquired on behalf of a client of Bulldog Investors, LLP and on behalf of a registered closed-end investment company for which Messrs. Goldstein and Dakos have investment and voting authority. The business address of Messrs. Goldstein and Dakos is 250 Pehle Ave. Suite 708, Saddle Brook, NJ 07663.

(8)	The Schedule 13G filed by Bulldog Investors, LLP on September 19, 2023 states that as of August 14, 2023, Bulldog Investors, LLP has shared power to vote and dispose of 309,207 shares. The business address of Bulldog Investors, LLP is 250 Pehle Ave. Suite 708, Saddle Brook, NJ 07663.

(9)	The Schedule 13G filed by Special Opportunities Fund, Inc. on September 20, 2023 states that as of August 17, 2023, Special Opportunities Fund, Inc. has sole power to vote and dispose of 309,207 shares. The business address of Special Opportunities Fund, Inc. is C/O US Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202.

(10)	The Schedule 13G filed by UBS O’Connor LLC on September 9, 2023 states that as of August 31, 2023, UBS O’Connor LLC has sole power to vote and dispose of 226,579 shares. The business address of UBS O’Connor LLC is One North Wacker Drive, 31st Floor, Chicago, Illinois 60606.

(11)	The Schedule 13G filed by High Income Securities Fund on September 21, 2023 states that as of August 17, 2023, High Income Securities Fund has sole power to vote and dispose of 190,793 shares. The business address of High Income Securities Fund is C/O US Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202.

NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING STOCKHOLDERS

ACTION ITEM I

The following action has been approved by the written consent of the holders together entitled to vote approximately 73% of the issued and outstanding shares of Common Stock:

APPROVAL OF A RESOLUTION

TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

The Company is proposing to remove Article IX from its Amended and Restated Certificate of Incorporation. Article IX sets forth the majority of corporate actions that were related to the previously proposed Business Combination (as defined below). Two of the main sections of Article IX are (i) the limitation that the Company may not redeem the shares of Class A common stock issued in its initial public offering (the “IPO” and the shares issued pursuant thereto, the “Shares”), to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”) and (ii) the requirement that the Company cease operations, dissolve and redeem all of the shares issued pursuant to the IPO, if it did not consummate an initial business combination within 24 months from the closing of the IPO. (the “Dissolution Term,” together with the Redemption Limitation, the “Actions”).

The purpose of the Redemption Limitation was to ensure that the Class A Common Stock would not be deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. The Dissolution Term was necessary due to the corporate structure that was to occur pursuant to the Business Combination.

On December 5, 2022 we entered into a business combination agreement (as amended, the “Business Combination Agreement”) with The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Flexi”), The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of Flexi (“PubCo”), The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of PubCo (“Target Merger Sub”), and Flexi Merger Co. LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PubCo (“SPAC Merger Sub”), pursuant to which among other things, (i) Flexi was to merge with and into Target Merger Sub, upon which the separate existence of Target Merger Sub was to cease and Flexi would have been the surviving corporation and a direct, wholly owned subsidiary of PubCo, and (ii) TGVC was to merge with and into SPAC Merger Sub (the transactions contemplated by the Business Combination Agreement, including the mergers, the “Business Combination”), upon which the separate existence of SPAC Merger Sub was to cease and TGVC would have been the surviving corporation and a direct, wholly owned subsidiary of PubCo.

On February 22, 2024, we received written notice from Flexi that Flexi had elected to terminate the Business Combination Agreement because it did not believe it would occur by May 5, 2023 (the “Termination”). Following the Termination, Management believes the terms set forth in Article IX are no longer necessary or appropriate. Management wants the flexibility to redeem the IPO Shares, if at all irrespective of whether such redemption would exceed the Redemption Limitation; the Board believes it is in the best interests of the Company and its stockholders for the Company to be allowed to effect redemptions irrespective of the Redemption Limitation. Management also believes it is in the Company and its shareholders best interest to seek out and engage in another business combination or transaction and therefore wants to eliminate the Dissolution Term. Removing Article IX provides the Company with further flexibility to enter into the best possible type of business combination or transaction for its shareholders.

Consent Required for Approval of the Amendment

The approval of the Amendment requires the affirmative consent of holders of at least 65% of all the outstanding shares of TGVC Common Stock

Procedure for Effecting the Amendment

The Amendment will be accomplished by amending the Company’s Amended and Restated Certificate of Incorporation.

A copy of the form of Articles of Amendment of the Amended and Restated Certificate of Incorporation of the Company (“Amendment”) is attached hereto as Appendix A.

The Amendment will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement and no later than May 1, 2024.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

/s/ Pui Lan Patrick Tsang
Pui Lan Patrick Tsang, Chief Executive Officer

April 9, 2024

APPENDIX A

Certificate of Amendment

To

Amended and Restated Certificate of Incorporation

Of

TG Venture Acquisition Corp.

Pursuant to Section 242 of the

Delaware General Corporation Law

TG VENTURE ACQUISITION CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “TG Venture Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 8, 2021 (the “Original Certificate”). An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 29, 2021 (the “Amended and Restated Certificate of Incorporation” or “Certificate of Incorporation”).

2.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 73.37% of the stock entitled to vote by way of written consent of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.	The text of Article IX is hereby deleted in its entirety.

IN WITNESS WHEREOF, TG Venture Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this 19th day of March 2024.

TG VENTURE ACQUISITION CORP.

By:
Name: Pui Lan Patrick Tsang
Title: Chief Executive Officer